Exhibit 23.2


                                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-____) of Vitesse Semiconductor Corporation of our report dated January 14, 2000, with respect to the audited financial statements of Orologic, Inc. for the year ended December 31, 1999, included in the Current Report on Form 8-K of Vitesse Semiconductor Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Raleigh, North Carolina
June 29, 2000